Exhibit 1.01

Fortune Brands Home & Security, Inc.

Conflict Minerals Report

Year Ended December 31, 2020

Summary

Fortune Brands Home & Security, Inc. (“Fortune Brands” the “Company”, “we”, “us”, or “our”) determined that tin, tantalum, tungsten and/or gold (the “Conflict Minerals”) were necessary for the production or functionality of products manufactured or contracted for manufacture by Fortune Brands in calendar year 2020 and is therefore subject to reporting under Section 1502(b) of the Dodd Frank Act, and Rule 13p-1 under the Securities Exchange Act of 1934. After conducting a reasonable country of origin inquiry (“RCOI”) regarding the applicable Conflict Minerals, Fortune Brands had reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (together, the “Conflict Region”) and therefore was subject to the exercise of due diligence as described in this Conflict Minerals Report (“Report”), which is presented to comply with Rule 13p-1 of the Securities Exchange Act of 1934.

1. Company Overview.

We are a leading home and security products company that creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s three segments are: Cabinets, Plumbing and Outdoors & Security. Our brands in 2020 included more than a dozen core brands under MasterBrand cabinets; Moen, Perrin & Rowe, Riobel, Rohl, Victoria + Albert and Shaws; Therma-Tru entry door systems, Fiberon decking, Master Lock security products and Sentry Safe safes. Fortune Brands does not directly source any Conflict Minerals that may be used in the products it manufactures or contracts to manufacture.1 Because of the size of the Company, the complexity of our products and the manufacturing process, and because of the constant evolution of our supply chain, we relied on our direct suppliers to provide us with information on the origin of the Conflict Minerals that are supplied to them from upstream suppliers when conducting our RCOI and our due diligence process.

2. Design of Due Diligence Process.

Fortune Brands designed its due diligence process and methodology to conform in all material respects with the framework of the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013) and the supplements thereto (together, the “OECD Framework”).

3. Due Diligence Measures Undertaken.

Fortune Brands undertook the following measures as part of its Conflict Minerals due diligence:

A. Established Company Management Systems:

The Company maintained a Conflict Minerals task force headed by the Fortune Brands’ legal department and which includes representatives from each business unit. The task force continued to work with the representatives of the Company’s businesses to help determine the scope of our due diligence, and the best methods to contact, educate, and survey our suppliers.

We employed our system of supply chain traceability to identify the facilities in our supply chain that may have supplied Conflict Minerals for our 2020 products. This system included identification of suppliers of materials for the 2020 products, outreach to these suppliers, and evaluation of information received from these suppliers (as described further in Part B below). Reports on the progress of the Conflict Minerals program were made to internal company management periodically.

The Company also continued to maintain control systems which include our many standards, policies and procedures designed to provide guidelines on how to conduct business in an ethical and responsible manner and how to report grievances. Please see our Annual Report on Form 10-K for more information on these controls and our Code of Business Conduct and Ethics, Supplier Code of Conduct and other related policies, all of which can be found at www.FBHS.com.

[1]

Entities the Company acquired after May 1, 2019 were not included in the due diligence efforts described in this filing because they were acquired fewer than eight months from the beginning of the 2020 reporting period.

B. Identify and Assess Risks in the Supply Chain:

Fortune Brands relied on information provided by our suppliers to assist with our due diligence efforts. Specifically, we took the following steps as part of our Conflict Minerals due diligence process:

•	Identified our direct suppliers which provided raw materials or components used in the production of those products reasonably believed to contain one or more Conflict Minerals;
•

Contacted the identified suppliers and, together with a cover letter explaining the intent and purpose of our request, sent our direct suppliers the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “Template”);

•

Requested from those suppliers confirmation of the presence of necessary Conflict Minerals in the raw materials or components they supplied to Fortune Brands and information regarding the origin of those minerals. The Template also included questions regarding the suppliers’ conflict mineral policies, due diligence processes, engagement with their supply chains and a listing of the smelters/refiners used to process the necessary Conflict Minerals;

•	Followed-up with unresponsive suppliers to request compliance with our requests for information and documentation; and
•	Reviewed, compiled and analyzed the responses for each responding supplier.

C. Design and Implement a Strategy to Respond to Identified Risks.

Fortune Brands continued to implement a strategy for complying with the Conflict Minerals reporting requirements, which included establishing a timeline for the sending, collection and analysis of the responses to the Template we gathered as part of our due diligence process. Fortune Brands continued to use a task force to coordinate the process and the collection of data. Members of this task force worked to incorporate insights gained during the 2013-2019 reporting cycles to improve the accuracy of the 2020 due diligence process. This included identifying incomplete or internally inconsistent supplier responses, and working to obtain additional information and accurate responses. Members of internal company management received periodic reports and updates regarding the due diligence process. In addition, the business units had discussions with the Company’s legal department throughout the process.

D. Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

As a downstream company with no direct relationships with smelters/refiners, we did not directly engage in any third-party audits of smelters or refiners in our supply chain.

E. Report on Supply Chain Due Diligence.

A copy of this Conflict Minerals Report can be found on our website at www.FBHS.com.

4. Results of Due Diligence Process.

As part of our internal assessment, we identified our global suppliers who were potentially supplying products that contained Conflict Minerals. Each supplier was sent a cover letter, background on the Template and the Template. The vast majority of our suppliers responded. However, many of the responses were incomplete or had inconsistencies with the data reported. All of our segments had products that were subject to our due diligence efforts. For more information about our products, please refer to our Annual Report on Form 10-K for year ended 2020.

Fortune Brands was unable, after exercising the due diligence described in this Conflict Minerals Report, to determine the country of origin of some necessary Conflict Minerals in our 2020 products or whether any of the necessary Conflict Minerals may have directly or indirectly financed or benefited an armed group in the Conflict Region.

Facilities used to process necessary Conflict Minerals and country of origin

As a result of the Company’s due diligence process, 331 smelters and refiners were reported to us by our responsive direct suppliers as having potentially processed necessary Conflict Minerals contained in our 2020 products. Of these, 237 are included on the list of facilities that have been verified and found to conform to the Responsible Minerals Assurance Process (“RMAP”) assessment protocols, with another 23 facilities identified as “Active” in the RMAP. Appendix A sets forth a list of the facilities our suppliers identified, with RMAP-conformant smelters and refiners identified as “Conformant” and RMAP-active refiners identified as “Active.” The majority of our direct suppliers provided the information on smelters and refiners at their company level (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained Conflict Minerals) and did not customize the information for Fortune Brands or the specific materials supplied to the Company. We were therefore unable to confirm that the Conflict Minerals in our 2020 products were necessarily processed by the reported smelters and refiners.

Efforts to determine the mine or location of origin

We have determined that seeking information about the smelters and refiners of Conflict Minerals in our supply chain and utilizing the tools and information developed by industry organizations to assess the due diligence practices of these entities represent the most reasonable efforts we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chains and products.

5. Steps to Improve Due Diligence Efforts in 2021.

The Company intends to continue to take the following steps to improve our Conflict Minerals due diligence process:

•	Continue to utilize internal resources and expertise to ensure uniform implementation of Company Conflict Minerals processes.
•

Continue to engage our suppliers that have not fully responded to our requests for Conflict Minerals information, ultimately seeking to obtain complete responses from all of our direct suppliers of materials containing Conflict Minerals, to determine:

•	the use of Conflict Minerals;
•	the country of origin of those Conflict Minerals;
•	the use of scrap or recycled sources of those Conflict Minerals; and
•	the source and chain of custody of those Conflict Minerals there is reason to believe may have originated in the covered countries and that were not obtained from scrap or recycled sources.

Appendix A

Metal	Facility	Conformant	Active
Gold	8853 S.p.A.	X
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company	X
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.	X
Gold	Al Etihad Gold Refinery DMCC	X
Gold	Alexy Metals		X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	X
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	X
Gold	Argor-Heraeus S.A.	X
Gold	Asahi Pretec Corp.	X
Gold	Asahi Refining Canada Ltd.	X
Gold	Asahi Refining USA Inc.	X
Gold	Asaka Riken Co., Ltd.	X
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners	X
Gold	Augmont Enterprises Private Limited		X
Gold	Aurubis AG	X
Gold	Bangalore Refinery	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	X
Gold	Boliden AB	X
Gold	C. Hafner GmbH + Co. KG	X
Gold	C.I Metales Procesados Industriales SAS		X
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation	X
Gold	Cendres + Metaux S.A.	X
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.	X
Gold	Chugai Mining	X
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH	X
Gold	Dowa	X
Gold	DS PRETECH Co., Ltd.	X
Gold	DSC (Do Sung Corporation)	X
Gold	Eco-System Recycling Co., Ltd. East Plant	X
Gold	Eco-System Recycling Co., Ltd. North Plant	X
Gold	Eco-System Recycling Co., Ltd. West Plant	X
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC	X

Metal	Facility	Conformant	Active
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation	X
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	X
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH	X
Gold	Heraeus Metals Hong Kong Ltd.	X
Gold	Heraeus Precious Metals GmbH & Co. KG		X
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	X
Gold	International Precious Metal Refiners		X
Gold	Ishifuku Metal Industry Co., Ltd.	X
Gold	Istanbul Gold Refinery	X
Gold	Italpreziosi	X
Gold	JALAN & Company
Gold	Japan Mint	X
Gold	Jiangxi Copper Co., Ltd.	X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed	X
Gold	JX Nippon Mining & Metals Co., Ltd.	X
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc	X
Gold	Kennecott Utah Copper LLC	X
Gold	KGHM Polska Miedz Spolka Akcyjna	X
Gold	Kojima Chemicals Co., Ltd.	X
Gold	Korea Zinc Co., Ltd.	X
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC	X
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L'Orfebre S.A.	X
Gold	LS-NIKKO Copper Inc.	X
Gold	LT Metal Ltd.	X
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals	X
Gold	Materion	X

Metal	Facility	Conformant	Active
Gold	Matsuda Sangyo Co., Ltd.	X
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.	X
Gold	Metallix Refining Inc.		X
Gold	Metalor Technologies (Hong Kong) Ltd.	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	X
Gold	Metalor Technologies (Suzhou) Ltd.	X
Gold	Metalor Technologies S.A.	X
Gold	Metalor USA Refining Corporation	X
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	X
Gold	Mitsubishi Materials Corporation	X
Gold	Mitsui Mining and Smelting Co., Ltd.	X
Gold	MMTC-PAMP India Pvt., Ltd.	X
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant	X
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	X
Gold	Navoi Mining and Metallurgical Combinat	X
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.	X
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	X
Gold	Ohura Precious Metal Industry Co., Ltd.	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	X
Gold	OJSC Novosibirsk Refinery	X
Gold	PAMP S.A.	X
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA	X
Gold	Prioksky Plant of Non-Ferrous Metals	X
Gold	PT Aneka Tambang (Persero) Tbk	X
Gold	PX Precinox S.A.	X
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.	X
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.	X
Gold	Royal Canadian Mint	X
Gold	SAAMP	X
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A	X
Gold	SAFINA A.S.	X
Gold	Sai Refinery
Gold	Samduck Precious Metals	X
Gold	Samwon Metals Corp.
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	SAXONIA Edelmetalle GmbH	X
Gold	Sellem Industries Ltd.
Gold	SEMPSA Joyeria Plateria S.A.	X

Metal	Facility	Conformant	Active
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	X
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.	X
Gold	Singway Technology Co., Ltd.	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	X
Gold	Solar Applied Materials Technology Corp.	X
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.	X
Gold	SungEel HiMetal Co., Ltd.	X
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A	X
Gold	Tanaka Kikinzoku Kogyo K.K.	X
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	X
Gold	Tokuriki Honten Co., Ltd.	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn	X
Gold	Torecom	X
Gold	Umicore Precious Metals Thailand	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	X
Gold	United Precious Metal Refining, Inc.	X
Gold	Valcambi S.A.	X
Gold	Western Australian Mint (T/a The Perth Mint)	X
Gold	WIELAND Edelmetalle GmbH	X
Gold	Yamakin Co., Ltd.	X
Gold	Yokohama Metal Co., Ltd.	X
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	X
Tantalum	Asaka Riken Co., Ltd.	X
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	X
Tantalum	D Block Metals, LLC	X
Tantalum	Exotech Inc.	X
Tantalum	F&X Electro-Materials Ltd.	X
Tantalum	FIR Metals & Resource Ltd.	X
Tantalum	Global Advanced Metals Aizu	X
Tantalum	Global Advanced Metals Boyertown	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	X
Tantalum	H.C. Starck Co., Ltd.	X
Tantalum	H.C. Starck Hermsdorf GmbH	X
Tantalum	H.C. Starck Inc.	X
Tantalum	H.C. Starck Ltd.	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	X

Metal	Facility	Conformant	Active
Tantalum	H.C. Starck Tantalum and Niobium GmbH	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	X
Tantalum	Jiangxi Tuohong New Raw Material	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	X
Tantalum	Jiujiang Tanbre Co., Ltd.	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	X
Tantalum	KEMET Blue Metals	X
Tantalum	LSM Brasil S.A.	X
Tantalum	Metallurgical Products India Pvt., Ltd.	X
Tantalum	Mineracao Taboca S.A.	X
Tantalum	Mitsui Mining and Smelting Co., Ltd.	X
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	X
Tantalum	NPM Silmet AS	X
Tantalum	PRG Dooel	X
Tantalum	QuantumClean	X
Tantalum	Resind Industria e Comercio Ltda.	X
Tantalum	Solikamsk Magnesium Works OAO	X
Tantalum	Taki Chemical Co., Ltd.	X
Tantalum	Telex Metals	X
Tantalum	Ulba Metallurgical Plant JSC	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	X
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	X
Tin	Alpha	X
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	X
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	X
Tin	China Tin Group Co., Ltd.	X
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda		X
Tin	CRM Synergies		X
Tin	CV Ayi Jaya		X
Tin	CV Tiga Sekawan	X
Tin	CV Venus Inti Perkasa		X
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto	X
Tin	Estanho de Rondonia S.A.		X
Tin	Fenix Metals	X
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Fengming Metallurgy Chemical Plant	X
Tin	Gejiu Kai Meng Industry and Trade LLC	X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	X
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	X
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	X
Tin	HuiChang Hill Tin Industry Co., Ltd.	X

Metal	Facility	Conformant	Active
Tin	Jiangxi New Nanshan Technology Ltd.	X
Tin	Luna Smelter, Ltd.	X
Tin	Ma'anshan Weitai Tin Co., Ltd.	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	X
Tin	Malaysia Smelting Corporation (MSC)	X
Tin	Melt Metais e Ligas S.A.	X
Tin	Metallic Resources, Inc.	X
Tin	Metallo Belgium N.V.	X
Tin	Metallo Spain S.L.U.	X
Tin	Mineracao Taboca S.A.	X
Tin	Minsur	X
Tin	Mitsubishi Materials Corporation	X
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Processing Plant Ltd.		X
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	X
Tin	O.M. Manufacturing Philippines, Inc.	X
Tin	Operaciones Metalurgicas S.A.	X
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera		X
Tin	PT Artha Cipta Langgeng	X
Tin	PT ATD Makmur Mandiri Jaya	X
Tin	PT Babel Inti Perkasa	X
Tin	PT Babel Surya Alam Lestari	X
Tin	PT Bangka Serumpun	X
Tin	PT Bukit Timah		X
Tin	PT Lautan Harmonis Sejahtera		X
Tin	PT Menara Cipta Mulia	X
Tin	PT Mitra Stania Prima	X
Tin	PT Mitra Sukses Globalindo
Tin	PT Prima Timah Utama	X
Tin	PT Rajawali Rimba Perkasa	X
Tin	PT Refined Bangka Tin	X
Tin	PT Stanindo Inti Perkasa	X
Tin	PT Sukses Inti Makmur		X
Tin	PT Timah Nusantara		X
Tin	PT Timah Tbk Kundur	X
Tin	PT Timah Tbk Mentok	X
Tin	PT Tinindo Inter Nusa	X
Tin	Resind Industria e Comercio Ltda.	X
Tin	Rui Da Hung	X
Tin	Soft Metais Ltda.	X
Tin	Super Ligas		X
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	X
Tin	Thaisarco	X
Tin	Tin Technology & Refining	X

Metal	Facility	Conformant	Active
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	X
Tin	Yunnan Tin Company Limited	X
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	X
Tungsten	A.L.M.T. Corp.	X
Tungsten	ACL Metais Eireli	X
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.		X
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	X
Tungsten	China Molybdenum Co., Ltd.	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	X
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda		X
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	X
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	X
Tungsten	GEM Co., Ltd.		X
Tungsten	Global Tungsten & Powders Corp.	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	X
Tungsten	H.C. Starck Smelting GmbH & Co. KG	X
Tungsten	H.C. Starck Tungsten GmbH	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	X
Tungsten	Hydrometallurg, JSC	X
Tungsten	Japan New Metals Co., Ltd.	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	X
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	X
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	X
Tungsten	JSC "Kirovgrad Hard Alloys Plant"		X
Tungsten	Kennametal Fallon	X
Tungsten	Kennametal Huntsville	X
Tungsten	KGETS Co., Ltd.	X
Tungsten	Lianyou Metals Co., Ltd.	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	X
Tungsten	Masan Tungsten Chemical LLC (MTC)	X
Tungsten	Moliren Ltd.	X
Tungsten	Niagara Refining LLC	X
Tungsten	NPP Tyazhmetprom LLC		X
Tungsten	Philippine Chuangxin Industrial Co., Inc.	X

Metal	Facility	Conformant	Active
Tungsten	Unecha Refractory metals plant	X
Tungsten	Wolfram Bergbau und Hutten AG	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	X
Tungsten	Xiamen Tungsten Co., Ltd.	X
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	X